SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-6463
SERIES NO.: 10

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 3,359
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $    39
        Class C                                                      $    17
        Class R                                                      $    25
        Investor Class                                               $ 1,509

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                    $000.2145
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                    $000.0080
        Class C                                                    $000.0080
        Class R                                                    $000.1578
        Investor Class                                             $000.2360


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       19,303
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        4,289
        Class C                                                        2,754
        Class R                                                          280
        Investor Class                                                 6,700


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 39.83
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 37.63
        Class C                                                      $ 37.65
        Class R                                                      $ 39.60
        Investor Class                                               $ 39.78